EXHIBIT 32.2
Panhandle Royalty Company
5400 North Grand Blvd. Suite #305
Oklahoma City, OK 73112
CERTIFICATION OF CHIEF FINANCIAL OFFICER
REGARDING PERIODIC REPORT CONTAINING
FINANCIAL STATEMENTS
I, Michael C. Coffman, Co-President and Chief Financial Officer of Panhandle Royalty Company, (the “Company”), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify in connection with the Company’s Annual Report on Form 10-K for the period that ended September 30, 2005 as filed with the Securities and Exchange Commission (the “Report”) that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael C. Coffman
Michael C. Coffman
Co-President & Chief Financial Officer

December 12, 2006